UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the annual meeting of the shareholders of CenterPoint Energy, Inc. (“CenterPoint Energy”) held on April 28, 2016, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in CenterPoint Energy’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on March 17, 2016.

Election of Directors (Item 1)

The following nominees for director were elected to serve one-year terms expiring at the 2017 annual meeting of shareholders, with the vote totals as set forth in the table below:

Nominee	For	Against	Abstentions	Broker Non- Votes
Milton Carroll	277,056,896	43,937,564	2,163,649	52,930,665
Michael P. Johnson	315,412,254	4,721,494	3,024,361	52,930,665
Janiece M. Longoria	315,914,864	4,611,796	2,631,449	52,930,665
Scott J. McLean	319,195,537	2,069,266	1,893,306	52,930,665
Theodore F. Pound	317,893,313	2,325,205	2,939,591	52,930,665
Scott M. Prochazka	318,350,638	3,418,026	1,389,445	52,930,665
Susan O. Rheney	315,245,530	4,996,812	2,915,767	52,930,665
Phillip R. Smith	318,043,630	2,441,864	2,672,615	52,930,665
Peter S. Wareing	299,624,678	20,652,911	2,880,520	52,930,665

Ratification of Appointment of Independent Auditors (Item 2)

The appointment of Deloitte & Touche LLP as independent registered public accountants for CenterPoint Energy for 2016 was ratified, with the vote totals as set forth in the table below:

For	Against	Abstentions	Broker Non-Votes
368,596,718	5,894,870	1,597,186	0

Advisory Vote on Executive Compensation (Item 3)

The advisory resolution on executive compensation was approved, with the vote totals as set forth in the table below:

For	Against	Abstentions	Broker Non-Votes
304,231,890	16,136,291	2,789,928	52,930,665

Ratification of the Amendment to CenterPoint Energy’s Bylaws to Designate an Exclusive Forum for Certain Legal Actions (Item 4)

The amendment to CenterPoint Energy’s bylaws was ratified, with the vote totals as set forth in the table below:

For	Against	Abstentions	Broker Non-Votes
188,165,588	131,225,808	3,766,713	52,930,665

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: May 2, 2016	By:	/s/ Dana C. O’Brien
Dana C. O’Brien
Senior Vice President, General Counsel and Corporate Secretary